SUB-ITEM 77C:

SHAREHOLDER VOTING RESULTS:  A Special Meeting of
Shareholders of The Armada Advantage Fund was held on
November 24, 2003. The following represents the results of the proposal voted on:

PROPOSAL 1

To approve a Plan of Liquidation, pursuant to which (i) the assets of each Fund will be liquidated, known liabilities satisfied and the remaining proceeds distributed to shareholders, (ii) the Trust will be deregistered as an investment company under the Investment Company Act of 1940, as amended, and (iii) the Trust will be terminated as a Massachusetts business trust under Massachusetts law.

Armada Advantage Equity Growth Fund

             NUMBER OF DOLLARS    % OF OUTSTANDING       % OF DOLLARS
                                       DOLLARS              VOTED
Affirmative    4,861,355.70            98.966%             98.967%
Against           39,099.41             0.796%              0.796%
Abstain           11,623.92             0.237%              0.237%
TOTAL          4,912,079.03            99.998%            100.000%

Armada Advantage International Equity Fund
             NUMBER OF DOLLARS    % OF OUTSTANDING       % OF DOLLARS
                                       DOLLARS              VOTED
Affirmative    9,017,695.44            94.357%              94.357%
Against           36,475.68             0.382%               0.382%
Abstain          502,835.74             5.261%               5.261%
TOTAL          9,557,006.86           100.000%             100.000%

Armada Advantage Mid Cap Growth Fund
             NUMBER OF DOLLARS    % OF OUTSTANDING       % OF DOLLARS
                                       DOLLARS              VOTED
Affirmative    6,082,413.77            86.607%             86.607%
Against          215,827.12             3.073%              3.073%
Abstain          724,783.15            10.320%             10.320%
TOTAL          7,023,024.04           100.000%            100.000%

Armada Advantage Armada Advantage Small Cap Growth Fund
             NUMBER OF DOLLARS    % OF OUTSTANDING       % OF DOLLARS
                                       DOLLARS              VOTED
Affirmative    5,416,124.75            88.804%             88.804%
Against           97,454.19             1.598%              1.598%
Abstain          585,419.32             9.599%              9.599%
TOTAL          6,098,998.26           100.000%            100.000%

Armada Advantage Armada Advantage Bond Fund
             NUMBER OF DOLLARS    % OF OUTSTANDING       % OF DOLLARS
                                       DOLLARS              VOTED
Affirmative     4,053,383.78           96.186%             96.186%
Against                 0.00            0.000%              0.000%
Abstain           160,706.10            3.814%              3.814%
TOTAL           4,214,089.88          100.000%            100.000%